N  E  S  T  L  É   S.A.

Dreyer’s Grand Ice Cream Holdings, Inc. 5929 College Avenue Oakland, CA 94618 U.S.A. Attn. A. Romaneschi Executive Vice President and Chief Financial Officer

Vevey, December 6, 2004 FC-TREAS/BLP/nia

Re: Bridge Loan Facility for up to USD 400 million dated June 11, 2003 by and between Nestlé S.A. and Dreyer’s Grand Ice Cream Holdings, Inc., as amended

Dear Mr. Romaneschi,

As discussed, the referenced Bridge Loan Facility shall be amended, effective as of December 3, 2004, by replacing in its entirety the Amount of Loan paragraph with the following:

Amount of Loan	:Up to a maximum amount of USD 650’000’000. — (six hundred fifty million U.S. dollars) (the “Loan”).

All other terms and conditions of the referenced Bridge Loan Facility are unchanged by this amendment letter and remain in full force and effect.

Please indicate your agreement by signing and returning to us the attached copy of this amendment letter.

Yours sincerely,

Nestlé S.A.

/s/ Ph. Blondiaux Ph. Blondiaux	/s/ J. Marmier J. Marmier

Agreed and accepted:

Dreyer’s Grand Ice Cream Holdings, Inc.

/s/ Alberto Romaneschi

By:   Alberto Romaneschi

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